Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on our report dated January 30, 2026, relating to the consolidated financial statements of Pitanium Limited included in the annual report on Form 20-F for the years ended September 30, 2025 and 2024.

Singapore
January 30, 2026